UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2017

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On September 6, 2017, Apollo Global Management, LLC (the “Company” and together with its consolidated subsidiaries, “Apollo”) appointed Robert MacGoey to succeed Elliott Russell in the role of Chief Accounting Officer and Controller of the Company with such appointment to be effective immediately. Since February 2017, Mr. Russell served as Chief Accounting Officer and Controller of the Company on an interim basis while the Company conducted a search for a permanent Chief Accounting Officer and Controller.

Robert MacGoey, 42, joined the Company from PricewaterhouseCoopers LLP, where he was most recently a partner in the New York office. From 2015 to 2017, Mr. MacGoey was a partner in the Financial Services Deals practice of PricewaterhouseCoopers, where he provided a broad range of mergers and acquisitions related services including buy-side due diligence, divestiture services, accounting and corporate finance advice. From 2010 to 2015, Mr. MacGoey was a partner in the Banking & Capital Markets Assurance practice of PricewaterhouseCoopers, where he served several of the largest global banks. Mr. MacGoey joined the Dublin office of PricewaterhouseCoopers LLP in 1998 and transferred to the New York office in 2002. Mr. MacGoey graduated from the Waterford Institute of Technology with a Bachelor of Business Studies degree in Accounting and received his Master’s degree in Accounting from the Michael Smurfit Graduate School of Business, University College Dublin. Mr. MacGoey is a fellow of the Institute of Chartered Accountants in Ireland and is a Certified Public Accountant in New York. Mr. MacGoey previously served three terms as chairman of the American Ireland Fund’s Young Leaders in New York and is a member of the Board of Advisors for Self Help Africa USA.

Mr. MacGoey is scheduled to receive, on or about January 1, 2018, interests under a carried interest program that will entitle him to participate in carried interest revenues generated by various funds managed by Apollo, which interests shall have an aggregate projected value of $1,500,000. In the event of Mr. MacGoey’s employment termination, one half of these interests will vest over six years, with the remainder vesting over three years, in each case through the date that notice of such employment termination is given or received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: September 6, 2017	By:	/s/ John J. Suydam

John J. Suydam Chief Legal Officer